EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Principia Pharmaceutical Corporation 1999 Equity Compensation Plan, of our report dated February 9, 2000, with respect to the financial statements of Human Genome Sciences, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP

McLean, Virginia
September 20, 2000